UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2020
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Powell Street, Suite 1000
Emeryville, CA 94608
(Address of principal executive office)
Registrant’s telephone number, including area code (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADMS	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2020, the Board of Directors (the “Board”) of Adamas Pharmaceuticals, Inc., appointed Anna Richo as a member of the Board. Ms. Richo will serve as a Class II director, the term of which class expires at the 2022 Annual Meeting of Stockholders. In addition, Ms. Richo was appointed as a member of the Audit Committee.
Ms. Richo will be entitled to compensation under Adamas’s standard compensation arrangements for non-employee directors, which is as follows for a member of the Board:
•an annual cash fee for service as a director of $45,000, and an additional annual cash fee for service as a member of the Audit Committee of $10,000;
•on the date of appointment an initial stock option grant to purchase 20,000 shares of Adamas common stock with an exercise price per share equal to the fair market value of a share on the date of grant, and an initial restricted stock unit to acquire 10,000 shares of Adamas common stock, in each case vesting annually over three years, subject to the continuous service with Adamas, and which vesting will accelerate in full upon a change in control of Adamas; and
•on the date of each Adamas annual meeting of stockholders an annual stock option grant for 10,000 shares of Adamas common stock with an exercise price per share equal to the fair market value of a share on the date of grant, and an initial restricted stock unit to acquire 5,000 shares of Adamas common stock, in each case vesting after one year, subject to the continuous service with Adamas, and which vesting will accelerate in full upon a change in control of Adamas.
Ms. Richo will also enter into Adamas’s standard form of indemnification agreement between Adamas and its directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	September 1, 2020	By:	/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

3